UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 8, 2015, The Hain Celestial Group, Inc. (the “Company”) announced the appointment of Pasquale (“Pat”) Conte, as Executive Vice President and Chief Financial Officer, effective immediately. Mr. Conte, age 52, has served as Senior Vice
President, Finance and Treasurer of the Company since October 2014. Prior to that, Mr. Conte served as its Vice President and
Treasurer from July 2009 to October 2014.

In connection with Mr. Conte’s appointment as Executive Vice President and Chief Financial Officer, the Company anticipates amending Mr. Conte’s current compensation to reflect his new responsibilities.

The Company also announced that effective as of September 8, 2015, Stephen J. Smith will no longer serve as the Company’s
Executive Vice President and Chief Financial Officer. Mr. Smith will remain with the Company through September 30, 2015 to ensure an orderly transition.

A copy of the press release announcing Mr. Conte’s appointment and Mr. Smith’s departure is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated September 8, 2015 announcing the appointment of Pasquale Conte as Chief Financial Officer and the departure of Stephen J. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2015

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Denise M. Faltischek
Title:	Executive Vice President and General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press Release dated September 8, 2015 announcing the appointment of Pasquale Conte as Chief Financial Officer and the departure of Stephen Smith.

* Filed herewith